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                                                                    EXHIBIT 23.6



                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.



         We hereby consent to the use of our opinion letter to the Board of Directors of Peoples First Corporation included as Appendix C to, and dated as of the date of, the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of Peoples First Corporation and Union Planters Corporation and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    KEEFE, BRUYETTE & WOODS, INC.



                                    by:  \s\ James C. Lott

                                         Name:  James C. Lott

                                         Title: Vice President

                                         Date:  May 26, 1998